UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2023

CHINA GREEN AGRICULTURE, INC.

(Exact name of Registrant as specified in charter)

Nevada	000-18606	36-3526027
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of Incorporation)		Identification No.)

3rd Floor, Borough A, Block A.

No.181 South Taibai Road

Xi’an, Shaanxi Province

People’s Republic of China 710065

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (011)-86-29-88266368

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

☐	Soliciting material pursuant to Rule14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Item 1.01 Entry into a Material Definitive Agreement.

On December 27, 2023, China Green Agriculture, Inc. (the “Company”) entered into a Stock Purchase Agreement with Zhibiao Pan (the “Stock Purchase Agreement”) for the purchase by the Company from Zhibiao Pan of all of the outstanding stock of Lonestar Dream, Inc., a Delaware corporation (“Lonestar”). Zhibiao Pan is Co-Chief Executive Officer of the Company, and is the sole shareholder of Lonestar.

Lonestar Dream, Inc. was formed to mine bitcoin for its own profit and to provide equipment hosting services for bitcoin mining clients. Mining bitcoin entails creating new bitcoins by using mining equipment and systems to solve complicated math problems that verify transactions in the currency in order to receive bitcoin. Equipment hosting services entails allowing clients to install their mining machines at the Company’s two mining sites, a Tarbush mining site in Pecos County, Texas (4143 N US Hwy 285 Pecos, TX 79772), and a Pyote mining site in Ward County, Texas (3072 FM 1927 Pyote, TX 79777), with a total capacity of 100MW, as well as providing electricity and equipment maintenance needed for bitcoin mining. Certain mining capacity is allocated to external clients, the rest is used by the Company to mine bitcoin for its own profit. The Company charges external clients “hosting fees”. In addition, the Company has been constructing and operating its two cryptocurrency mines under the umbrella of Lonestar Taproot, LLC.

The Stock Purchase Agreement calls for total consideration of $49,000,000, of which $2,450,000 is due at the closing, and $44,100,000 is due 90 business days thereafter, subject to satisfaction of certain conditions. The balance of $2,450,000 is due within 20 days after Lonestar’s auditor issues an audited annual consolidated financial statement of Lonestar and its subsidiary, Lonestar Taproot, LLC, a Delaware limited liability company, for fiscal year 2023, prepared in accordance with GAAP and in form and substance reasonably satisfactory to the Company.

The Stock Purchase Agreement contains customary representations and warranties and covenants by each party. Both parties are obligated, subject to certain limitations, to indemnify the other under the Stock Purchase Agreement for certain customary and other specified matters, including breaches of representations and warranties, breaches of covenants and for certain liabilities and third-party claims.

The foregoing description of the Stock Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following is filed as an exhibit to this report:

Exhibit 10.1	Stock Purchase Agreement, dated as of December 27, 2023, between the Company and Zhibiao Pan.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 28, 2023	CHINA GREEN AGRICULTURE, INC.
(Registrant)

	By:	/s/ Zhuoyu Li
Zhuoyu Li
Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Stock Purchase Agreement, dated as of December 27, 2023, between the Company and Zhibiao Pan.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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